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                                                                    Exhibit 23.1



                         Independent Auditors' Consent


The Board of Directors
CellStar Corporation:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-87754, 333-23381 and 333-77415) and Form S-3 (No. 333-41753) of
CellStar Corporation of our report dated January 12, 2001, except as to note 7, which is as of February 27, 2001 and note 2 which is as of June 28, 2001, relating to the consolidated balance sheets of CellStar Corporation and subsidiaries as of November 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 30, 2000, and the related schedule, which report appears in the November 30, 2000 annual report on Form 10-K/A Amendment No. 2 of CellStar Corporation.



                                        KPMG LLP


Dallas, Texas
July 5, 2001